Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 11 March 2022 relating to the financial statements of GlaxoSmithKline Consumer Healthcare Holdings (No. 2) Limited, appearing in Registration Statement No. 333-266358 on Form F-1 of Haleon plc.

/s/ Deloitte LLP

London, United Kingdom

29 September 2022